Exhibit 99.2

Q3 2017 Financial Results Conference Call November 10, 2017

Cautionary Note Regarding Forward-Looking Statements 2 To the extent any statements made in this presentation contain information that is not historical, these statements are forward-looking statements or forward-looking information, as applicable, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively “forward-looking statements”). Forward-looking statements can generally be identified by the use of words such as “should,” “intend,” “may,” “expect,” “believe,” “anticipate,” “estimate,” “continue,” “plan,” “project,” “will,” “could,” “would,” “target,” “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although Atlantic Power Corporation (“AT”, “Atlantic Power” or the “Company”) believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting the Company, including, without limitation, the outcome or impact of the Company’s business strategy to increase the intrinsic value of the Company on a per-share basis through disciplined management of its balance sheet and cost structure and investment of its discretionary cash in a combination of organic and external growth projects, acquisitions, and repurchases of debt and equity securities; the Company’s ability to enter into new PPAs on favorable terms or at all after the expiration of existing agreements, and the outcome or impact on the Company’s business of any such actions. Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances. The Company’s ability to achieve its longer-term goals, including those described in this news release, is based on significant assumptions relating to and including, among other things, the general conditions of the markets in which it operates, revenues, internal and external growth opportunities, its ability to sell assets at favorable prices or at all and general financial market and interest rate conditions. The Company’s actual results may differ, possibly materially and adversely, from these goals. Disclaimer – Non-GAAP Measures Project Adjusted EBITDA is not a measure recognized under GAAP and does not have a standardized meaning prescribed by GAAP, and is therefore unlikely to be comparable to similar measures presented by other companies. Investors are cautioned that the Company may calculate this non-GAAP measure in a manner that is different from other companies. The most directly comparable GAAP measure is Project income (loss). Project Adjusted EBITDA is defined as project income (loss) plus interest, taxes, depreciation and amortization (including non-cash impairment charges), and changes in the fair value of derivative instruments. Management uses Project Adjusted EBITDA at the project level to provide comparative information about project performance and believes such information is helpful to investors. A reconciliation of Project Adjusted EBITDA to Project income (loss) and to Net income (loss) by segment and on a consolidated basis is provided on slides 35 and 36. Cash Distributions from Projects is the amount of cash distributed by the projects to the Company out of available project cash flow after all project-level operating costs, interest payments, principal repayment, capital expenditures and working capital requirements. It is not a non-GAAP measure. Project Adjusted EBITDA, a non-GAAP measure, is the most comparable measure, but it is before debt service, capital expenditures and working capital requirements. The Company has provided a bridge of Project Adjusted EBITDA to Cash Distributions from Projects on slides 32 and 33. All amounts in this presentation are in US$ and approximate unless otherwise stated.

3 Q3 and YTD 2017 Highlights and Recent Developments Operations Review Commercial Review / PPAs Financial Results Revised 2017 Guidance Liquidity and Balance Sheet Update Concluding Remarks Q&A Agenda

AtlanticPower Corporation

Overview

Q3 2017 Financial Highlights	• Net loss attributable to APC of $(32.9) million vs. $(82.4) million for Q3 2016 • Project Adjusted EBITDA of $77.4 million vs. $51.3 million for Q3 2016 • Cash provided by operating activities of $52.9 million vs. $38.2 million for Q3 2016
2017 Guidance	• Increased Project Adjusted EBITDA guidance $10 million to a range of $260 to $275 million – Higher water flows at Curtis Palmer year-to-date – Expect certain planned repowering expenditures will not occur or will be deferred into 2018 • Estimated cash provided by operating activities of $160 to $175 million
Continued Balance Sheet Improvement	• Repaid $29.4 million term loan and project debt in Q3 / $86.3 million YTD September 2017 – In October, repaid remaining $54.6 million Piedmont debt, saving $4.5 million of interest annually • Expect debt repayment to total $166 million in 2017 • Consolidated leverage ratio at September 30, 2017 of 3.6 x (pro forma for Piedmont repayment)
Liquidity	• $249.8 million at September 30, 2017 – $178.5 million pro forma for Piedmont debt repayment • Extended maturity date of $200 million corporate revolver by one year to April 2022
Cost Savings Update	• Repriced term loan and revolver for the second time, reducing spread another 75 bp to LIBOR + 3.50% – Interest cost savings of $4 million in 2018 and $15 million over the term of the facilities – Savings from both repricings total $8 million in 2018 and $33 million over the term of the facilities • Annual interest and overhead costs now nearly $100 million below 2013 level

4

Q3 2017 Operational Performance: Lower generation primarily due to Ontario curtailments, but availability improved 5 Q3 2017 Q3 2016 East U.S. 99.3% 88.2% West U.S. 97.1% 96.9% Canada 97.5% 90.6% Total 98.4% 91.1% Aggregate Power Generation Q3 2017 vs. Q3 2016 (Net GWh) East U.S. West U.S. Canada Total 19% 2% (46%) (6%) Higher availability factor: Generation is down: Kapuskasing/Nipigon/North Bay are not in operation for 2017 under the enhanced dispatch contracts with the IESO In 2016, these plants generated 218 GWh in the period Frederickson lower merchant demand Morris planned maintenance outage in prior period Curtis Palmer higher water flows versus comparable 2016 period + Morris and Calstock planned maintenance outages in prior period + Mamquam maintenance outage in prior period Safety: Total Recordable Incident Rate (1) 2014 BLS data, generation companies = 1.1 (2) 2015 BLS data, generation companies = 1.4 (3) 2016 BLS data, generation companies = 1.0 Industry avg (1) Availability (weighted average) Industry avg (2) Industry avg (3) 557 663 523 535 444 240 1,524 1,437 Q3 2016 Q3 2017 Q3 2016 Q3 2017 Q3 2016 Q3 2017 Q3 2016 Q3 2017 1.25 1.67 0.69 1.01 FY 2014 FY 2015 FY 2016 YTD 2017

Operations Update 6 Recent Maintenance Projects Analysis and Benchmarking for Cost Savings (ABCs) Cadillac – Completed replacement/upgrade of the distributed control system in September Mamquam – Installed replacement bladders (weirs) in October (not an outage) Curtis Palmer – Completed rubber dam replacement in September (not an outage) Maintenance summit held in June; focus was on extending outage intervals and standardizing best practices Operations summit to be held in mid-November; focus on best operating practices for cost savings Have begun internal benchmarking of plants; to commence external benchmarking next year First round reviews of plant budgets (for 2018) completed At this stage, have identified $1 million in non-fuel O&M permanent cost reductions for 2018 and ~ $1.5 million one-time capital cost savings for 2017-2020 Expect to identify additional savings for 2018 and future years Have deployed Predictive Analytic software at three sites; expect to deploy more broadly starting in Q2 2018 to improve reliability and to enhance condition-based maintenance Tunis Planned Restart Received environmental permit Targeting commercial operation date of mid-2018 Simple-cycle operation under 15-year PPA Work to begin shortly To include gas turbine overhaul and upgrade to control system Estimated cost ~ $6.5 million; majority to be incurred and expensed in 2018

Commercial Update: PPA Renewal Status 7 Navy RFP was clearest path to site control (at Naval Station and North Island); Company’s proposal was not selected Continuing to pursue with the Navy other potential paths to site control for all three sites If unsuccessful, plant operations may cease as early as Feb. 2018 when the Navy leases expire Negotiations progressing with BC Hydro on a potential short-term extension of existing PPA (expires April 1, 2018) If successful, would bridge to outcome of BC Hydro’s Integrated Resource Plan filing (2019) Project Adjusted EBITDA under a short-term extension would be significantly lower than under existing PPA Investment in new fuel shredder would occur only if an agreement on a long-term PPA extension is reached Amended air permit (to burn alternative fuels in a new shredder) has been appealed Hearing set for April 30 through May 25 Enhanced dispatch agreement expires Oct. 31, 2018; plant currently in a non-operational state In discussions with IESO and OEFC for a revised operating agreement that would commence in Nov. 2018 Would have benefits for ratepayers as well as the Company If no agreement reached, Nipigon will return to service in Nov. 2018 under the existing PPA PPA or revised agreement would terminate in Dec. 2022 San Diego Plants Williams Lake (British Columbia) Nipigon (Ontario)

AtlanticPower Corporation

Q3 and YTD 2017 Financial Update

($ millions)

Net Loss Attributable to APC


Q3 2017
Q3 2016
YTD 2017
YTD 2016
(32.9)
(82.4)
(57.5)
(116.2)

Adjusted EBITDA


77.4
51.3
226.6
159.9
Q3 2017
Q3 2016
YTD 2017
YTD 2016

Operating Cash Flow


52.9
38.2
137.9
91.9
Q3 2017
Q3 2016
YTD 2017
YTD 2016

Enhanced dispatch contracts (Kapuskasing, North Bay and Nipigon)

- Reduced fuel and O&M expenses more than offset lower revenue under contracts
- $10.1 million benefit to Project Adjusted EBITDA ($27.3 million YTD)

OEFC Settlement

- Cdn$1.2 million recorded in Q3 / Cdn$34.0 million YTD (US$25.6 million benefit to Project Adjusted EBITDA)

Q3 Impairment (San Diego Plants)

- Determination that plants are unlikely to operate beyond February 2018
- Impairment of intangible assets (PPAs) and PP&E totaling $57.3 million
- To depreciate $7.7 million remaining PP&E through February 2018
- No impact on operating cash flow or Project Adjusted EBITDA

Operating cash flow

- Benefited from enhanced dispatch contracts, Morris outage in comparable 2016 period, higher water flows at Curtis Palmer
- YTD increase driven by enhanced dispatch contracts and US$25.6 million OEFC Settlement, partially offset by unfavorable changes in working capital

Debt repayment / amortization

- Repayment of term loan – Q3 $25.0 million / YTD $77.1 million
- Amortization of project debt – Q3 $4.4 million / YTD $9.1 million

Repayment of Piedmont Debt (October 12, 2017)

- $54.6 million – saves $4.5 million of interest expense annually

Repricing of Term Loan (October 18, 2017)

- Spread reduced to LIBOR + 350 basis points (from L+425)
- Saves $4 million interest expense in 2018

8

Q3 and YTD 2017 Project Adjusted EBITDA ($ millions) 9 $160 $227 YTD 2016 YTD 2017 $(2) Frederickson Higher maintenance expense than in comparable period Ontario Enhanced Dispatch Contracts Kapuskasing, North Bay and Nipigon $27 OEFC Settlement Kapuskasing, North Bay and Tunis $26 Curtis Palmer Higher water flows $10 Morris Planned outage in prior period $2 $(3) Mamquam Lower water flows and forced outage Other 2016 maintenance at Williams Lake and Piedmont; Lower fuel expense at Orlando $7 $51 $77 Q3 2016 Q3 2017 Ontario Enhanced Dispatch Contracts Kapuskasing, North Bay and Nipigon $11 Morris Planned outage in prior period $8 Curtis Palmer Higher water flows $4 Mamquam Higher water flows and forced outage in prior period $1 Williams Lake Fewer maintenance projects and higher availability $1 Orlando Lower fuel expense $1

AtlanticPower Corporation

Q3 and YTD 2017 Cash Flow Results

($ millions)

Unaudited	Three months ended September 30, 2017	2016	Change
Cash provided by operating activities	$52.9	$38.2	$14.7
Significant uses of cash provided by operating activities:			
Term loan repayments [(1)]	(25.0)	(20.0)	(5.0)
Project debt amortization	(4.4)	(3.7)	(0.7)
Capital expenditures	(1.5)	(4.5)	3.0
Preferred dividends	(2.2)	(2.2)	-

Primary drivers:

- Kap/N.Bay/Nipigon revised contracts +10.0
- OEFC Settlement +1.1
- Morris outage Q3 2016 +7.5
- Higher water flows at Curtis Palmer +3.5
- Higher cash interest payments (2.2)
- Other changes, net (5.2)

Unaudited	Nine months ended September 30, 2017	2016	Change
Cash provided by operating activities	$137.9	$91.9	$46.0
Significant uses of cash provided by operating activities:			
Term loan repayments [(1)]	(77.1)	(70.5)	(6.6)
Project debt amortization	(9.1)	(8.0)	(1.1)
Capital expenditures	(5.7)	(6.5)	0.8
Preferred dividends	(6.5)	(6.4)	(0.1)

Primary drivers:

- OEFC Settlement +25.6
- Kap/N.Bay/Nipigon revised contracts +22.9
- Lower operation and maintenance expense (Kap/N.Bay/Nipigon/Morris/Williams Lake) +16.0
- Higher water flows at Curtis Palmer +10.0
- Other changes, net +3.4
- Changes in working capital (25.0)
- Mamquam/Frederickson/Calstock (6.9)

[(1)] Includes 1% mandatory annual amortization and targeted debt repayments.

10

AtlanticPower Corporation

2017 Project Adjusted EBITDA Guidance

Increased guidance $10 to a range of $260 to $275

($ millions)


$202
FY 2016 Actual
$(3)
Tunis Repowering
Repowering costs planned for Q4 2017
$(2)
Kenilworth Reimbursement
2H 2016 fuel reimbursement under fuel contract
$8
Hydrology
Higher water flow in 2017 principally due to Curtis Palmer
$65
Ontario Gross Margin Impact
OEFC Settlement, expiration of above-market fuel contract, enhanced dispatch agreement
$275
$260
FY 2017 Guidance

2017 Estimated Project Adjusted EBITDA from projects with expiring PPAs:

• Kapuskasing, North Bay (exp 12/31/17)	~$65-70
• Naval Station, NTC, North Island (exp 2/8/18)	~$22
• Williams Lake (exp 4/1/18)	~$16
• Kenilworth (exp 9/30/18)	~$2

The Company has not provided guidance for Project income or Net income because of the difficulty of making accurate forecasts and projections without unreasonable efforts with respect to certain highly variable components of these comparable GAAP metrics, including changes in the fair value of derivative instruments and foreign exchange gains or losses. These factors, which generally do not affect cash flow, are not included in Project Adjusted EBITDA.

11

Bridge of 2017 Project Adjusted EBITDA Guidance to Cash Provided by Operating Activities ($ millions) 12 12 The Company has not provided guidance for Project income or Net income because of the difficulty of making accurate forecasts and projections without unreasonable efforts with respect to certain highly variable components of these comparable GAAP metrics, including changes in the fair value of derivative instruments and foreign exchange gains or losses. These factors, which generally do not affect cash flow, are not included in Project Adjusted EBITDA. Current 11/9/17 Previous 5/4/17 2017 Project Adjusted EBITDA Guidance $260 - $275 $250 - $265 Adjustment for equity method projects (1) 1 (1) Corporate G&A expense (22) (22) Cash interest payments (73) (67) Cash taxes (4) (4) Other - - Cash provided by operating activities $160 - $175 $155 - $170 Note: For purposes of providing a reconciliation of Project Adjusted EBITDA guidance, impact on Cash provided by operating activities of changes in working capital is assumed to be nil. (1) Represents difference between Project Adjusted EBITDA and cash distribution from equity method projects (2) Increase reflects interest rate swap termination cost ($9) related to Piedmont debt repayment, partially offset by term loan repricing savings (2)

Liquidity ($ millions) 13 Pro Forma Sep 30, 2017 Piedmont Repayment (Oct 2017) (1) Sep 30, 2017 Jun 30, 2017 Cash and cash equivalents, parent $40.5 ($59.6) $100.1 $78.6 Cash and cash equivalents, projects 22.3 22.3 25.8 Total cash and cash equivalents 62.8 122.4 104.4 Revolving credit facility 200.0 200.0 200.0 Letters of credit outstanding (84.3) (11.7) (72.6) (77.2) Availability under revolving credit facility 115.7 127.4 122.8 Total Liquidity $178.5 $249.8 $227.2 Excludes restricted cash of: 8.0 (4.5) 12.5 14.1 Consolidated debt (2) $872.0 ($54.6) $926.6 $947.1 Leverage ratio (3) 3.6 3.8 4.4 (1) Uses of liquidity were $54.6 million to repay debt, $9.5 million for accrued interest and swap termination costs and $11.7 million for a project-level letter of credit (2) Before unamortized discount and unamortized deferred financing costs (3) Consolidated gross debt to trailing 12-month Adjusted EBITDA (after Corporate G&A)

Debt Repayment Profile at September 30, 2017 Includes Company’s share of debt at equity-owned projects ($ millions) 14 Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of $1.2480. Project-level non-recourse debt totaling $131, including $43 at Chambers (equity method); includes Piedmont bullet maturity of $54 (repaid in October 2017); remainder amortizes over the life of the project PPAs (through 2025) $563 amortizing term loan (maturing in April 2023), which has 1% annual amortization and mandatory prepayment via the greater of a 50% sweep or such other amount that is required to achieve a specified targeted debt balance (combined annual average of ~ $83) $107 (US$ equivalent) of convertible debentures (maturing in June and December 2019) $168 (US$ equivalent) APLP Medium-Term Notes due in 2036 Total $970 $82 $100 $182 $116 $311 $92 APLP Holdings Term Loan Project-level debt APLP Medium-term Notes (US$) APC Convertible Debentures (US$) $107 $168 53% amortizing, 47% bullet > 80% of initial principal to be repaid by 2023 maturity $88

15 September 30, 2017 – Year-end 2022: Term loan – Repay $438, ending balance $125 Piedmont ($54) was repaid in October 2017, annual interest cost savings of ~ $4.5 Project debt (proportional) – Repay $79 (including Piedmont), ending balance $52 Assumes 2019 convertible debentures ($107) are refinanced or repaid using revolver (no reduction in debt) If redeemed or repurchased using cash, annual interest savings of up to $6 in 2020 Projected Debt Balances through 2022 Includes Company’s share of debt at equity-owned projects ($ millions) APLP Holdings Term Loan Project-level debt APLP Medium-term Notes ($US) APC Convertible Debentures ($US) Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of $1.2480. Cumulative paydown of debt reduces interest costs (benefits cash flow) $970 $719 $611 $450 Assumes convertible debentures are refinanced or repaid using revolver Piedmont was repaid in Oct. 2017 $888 $788 $528

16 Significant financial progress (debt levels, overhead and interest costs, debt maturity profile) Yet shares have been range-bound Sector-wide pessimism, low power prices and low expectations for value post-PPA What is market missing on Atlantic Power? Manageable debt levels and maturity profile Ample operating cash flow to continue delevering; liquidity to take advantage of opportunities as they arise Net debt levels that are expected to be very low or close to zero by 2025-2027 timeframe, despite lower EBITDA Option value for gas plants post-PPA and long-term value of hydro post-PPA and beyond When will market see value? Three most significant drivers – power prices, debt reduction and time Managing the business for the lower for longer scenario Power price volatility over next five years would create hedging / re-contracting opportunities Focus on what we can control (delevering and growth), not what we cannot (power prices) Near-term levers Share repurchase – balanced against debt reduction goals (bought $20 million, mostly in 2016) Sale of the Company – not a good time with sector depressed How do we grow the business? Focused on intrinsic value per share, not absolute size Must have higher return than other potential uses of capital (such as share repurchases) Industrial customer / CHP projects – working on developing a pipeline of projects Opportunistic asset M&A, if prices correct Allocating more internal / external resources to this effort Business Update

Appendix 17 TABLE OF CONTENTS Page Power Projects and PPA Expiration Dates 18 Capital Structure Information 19-23 Project Information – Earnings/Cash Flow Diversification and PPA Life 24-25 Supplemental Financial Information Operational Performance YTD 2017 26 OEFC Settlement 27 Q3 and YTD 2017 Results Summary 28 G&A and Development Expenses 29 Project Income by Project 30 Project Adjusted EBITDA by Project 31 Cash Distributions by Segment 32-33 Non-GAAP Disclosures 34-36

AtlanticPower Corporation

Power Projects and PPA Expiration Dates

Year	Project	Location	Type	Economic Interest	Net MW	Contract Expiry
2017	Kapuskasing	Ontario	Nat. Gas	100%	40	12/2017
	North Bay	Ontario	Nat. Gas	100%	40	12/2017
2018	Williams Lake	B.C.	Biomass	100%	66	3/2018
	Kenilworth	New Jersey	Nat. Gas	100%	29	9/2018
	Naval Station	California	Nat. Gas	100%	47	11/2019 (1)
	Naval Training	California	Nat. Gas	100%	25	11/2019 (1)
	North Island	California	Nat. Gas	100%	40	11/2019 (1)
2019			*none expiring*			
2020	Oxnard	California	Nat. Gas	100%	49	4/2020
	Calstock	Ontario	Biomass	100%	35	6/2020
2021			*none expiring*			
2022	Manchief	Colorado	Nat. Gas	100%	300	4/2022 (2)
	Moresby Lake	B.C.	Hydro	100%	6	8/2022
	Frederickson	Washington	Nat. Gas	50.15%	125	8/2022
	Nipigon	Ontario	Nat. Gas	100%	40	12/2022
2023	Orlando	Florida	Nat. Gas	50%	65	12/2023
2024	Chambers	New Jersey	Coal	40%	105	3/2024
2025 and beyond	Mamquam	B.C.	Hydro	100%	50	9/2027 (3)
	Curtis Palmer	New York	Hydro	100%	60	12/2027 (4)
	Cadillac	Michigan	Biomass	100%	40	6/2028
	Piedmont	Georgia	Biomass	100%	55	9/2032
	Tunis	Ontario	Nat. Gas	100%	40	(5)
	Morris	Illinois	Nat. Gas	100%	177	12/2034
	Koma Kulshan	Washington	Hydro	49.8%	6	3/2037
n/a	Selkirk	New York	Nat. Gas	17.7%	61	Merchant

(1) Expiration date of existing PPAs but may terminate as early as Feb. 2018, when land use agreements with U.S. Navy expire, unless Company is able to achieve site control beyond that date. (2) Public Service Co. of Colorado has option to purchase Manchief in either May 2020 or May 2021. (3) BC Hydro has an option to purchase Mamquam in November 2021 and every five years thereafter. (4) Expires at the earlier of December 2027 or the provision of 10,000 GWh of generation. Based on cumulative generation to date, we expect the PPA to expire prior to December 2027. (5) 15-year contract commences before June 2019.

18

Capitalization ($ millions) 19 Pro Forma for Piedmont Debt Repayment (October 2017) September 30, 2017 December 31, 2016 Long-term debt, incl. current portion (1) APLP Medium-Term Notes (2) $168 $168 $156 Revolving credit facility - - - Term Loan 563 563 640 Project-level debt (non-recourse) 34 88 97 Convertible debentures (2) 107 107 103 Total long-term debt, incl. current portion $872 78% $927 79% $996 78% Preferred shares (3) 215 19% 215 18% 221 18% Common equity (4) 25 2% 25 2% 65 5% Total shareholders equity 240 22% 240 21% 269 22% Total capitalization $1,112 100% $1,167 100% $1,216 100% Debt balances are shown before unamortized discount and unamortized deferred financing costs Period-over-period change due to F/X impacts Par value of preferred shares was approximately $175 million and $168 million at September 30, 2017 and December 31, 2016, respectively. Common equity includes other comprehensive income and retained deficit Note: Table is presented on a consolidated basis and excludes equity method projects

AtlanticPower Corporation

Capital Summary at September 30, 2017

($ millions)

Atlantic Power Corporation			
	Maturity	**Amount**	**Interest Rate**
Convertible Debentures (ATP.DB.U)	6/2019	$42.5	5.75%
Convertible Debentures (ATP.DB.D)	12/2019	$64.9 (C$81.0)	6.0%
APLP Holdings Limited Partnership			
	Maturity	**Amount**	**Interest Rate**
Revolving Credit Facility	4/2021 [1]	$0	LIBOR + 4.25% [2]
Term Loan	4/2023	$562.7	5.40%-5.70% [2,3]
Atlantic Power Limited Partnership			
	Maturity	**Amount**	**Interest Rate**
Medium-term Notes	6/2036	$168.3 (C$210)	5.95%
Preferred shares (AZP.PR.A)	N/A	$95.2 (C$118.8)	4.85%
Preferred shares (AZP.PR.B)	N/A	$46.9 (C$58.5)	5.57%
Preferred shares (AZP.PR.C)	N/A	$33.3 (C$41.5)	4.70% [4]
Atlantic Power Transmission & Atlantic Power Generation			
	Maturity	**Amount**	**Interest**
Project-level Debt (consolidated)	Various	$88.2	4.45%-8.20%
Project-level Debt (equity method)	Various	$42.9	4.50%-5.00%

[1] As of October 30, 2017, the new maturity date is April 2022. [2] As of October 18, 2017, the spread was reduced to 3.50%. [3] Includes impact of interest rate swaps. [4] Set on June 1, 2017 for September 30, 2017 dividend payment. Will be reset quarterly based on sum of the Canadian Government 90-day Treasury Bill yield (using the three-month average result plus 4.18%). Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of $1.2480.

20

Progress on Debt Reduction and Leverage ($ millions, unaudited) 21 Total net reduction in consolidated debt of approximately $949 million since YE 2013; in addition, debt at equity-owned projects has been reduced by approximately $95 million. Leverage ratio (1) 12/31/2013 consolidated debt $1,876 9.5x 12/31/2014 consolidated debt 1,755 6.9x 12/31/2015 consolidated debt 1,019 5.7x 3/31/2016 consolidated debt 994 5.6x Term loan refinancing: Issuance of new term loan (April) 700 Repayment of previous term loan (April) (448) 3/31/16 consolidated debt – pro forma 1,246 7.1x Changes Q2-Q4 2016: Redemption of 2017 convertible debentures (May) (110) Repurchase of 2019 convertible debentures (July) (63) Amortization of term loan (60) Amortization of project debt (9) Incremental F/X impact (unrealized gain) (7) 12/31/16 consolidated debt 997 5.6x Changes Q1-Q3 2017: Amortization of term loan (77) Amortization of project debt (9) Incremental F/X impact (unrealized loss) 17 9/30/17 consolidated debt 927 3.8x By year end 2016, had paid down all but $10 of $252 increase Term loan refinancing: Net increase in debt $252 Note: Consolidated debt excludes unamortized discounts and unamortized deferred financing costs (1) Consolidated gross debt to trailing 12-month Adjusted EBITDA (after Corporate G&A)

APLP Holdings Term Loan Cash Sweep Calculation 22 APLP Holdings Adjusted EBITDA (note: excludes Piedmont; is after majority of Atlantic Power G&A expense) Less: Capital expenditures Cash taxes = Cash flow available for debt service Less: APLP Holdings consolidated cash interest (revolver, term loan, MTNs, EPP, Cadillac) = Cash flow available for cash sweep Calculate 50% of cash flow available for sweep Compare 50% cash flow sweep to amount required to achieve targeted debt balance Must repay greater of 50% or the amount required to achieve targeted debt balance for that quarter If targeted debt balance is > 50% of cash flow sweep: Repay amount required to achieve target, up to 100% of cash flow available from sweep Remaining amount, if any, to Company If targeted debt balance is < 50% of cash flow sweep: Repay 50% minimum Remaining 50% to Company Expect cash sweep to average 65% to 70% over the life of the loan, though higher in early years, and with considerable variability from year to year Expect > 80% of principal to be repaid by maturity through mandatory and targeted repayments Notes: The cash sweep calculation occurs at each quarter-end. Targeted debt balances are specified in the credit agreement for each quarter through maturity.

AtlanticPower Corporation

APLP Holdings Credit Facilities – Financial Covenants

Fiscal Quarter	Leverage Ratio	Interest Coverage Ratio
9/30/2017	5.50:1.00	3.00:1.00
12/31/2017	5.50:1.00	3.00:1.00
3/31/2018	5.50:1.00	3.00:1.00
6/30/2018	5.00:1.00	3.00:1.00
9/30/2018	5.00:1.00	3.00:1.00
12/31/2018	5.00:1.00	3.00:1.00
3/31/2019	5.00:1.00	3.00:1.00
6/30/2019	5.00:1.00	3.25:1.00
9/30/2019	5.00:1.00	3.25:1.00
12/31/2019	5.00:1.00	3.25:1.00
3/31/2020	5.00:1.00	3.25:1.00
6/30/2020	4.25:1.00	3.50:1.00
9/30/2020	4.25:1.00	3.50:1.00
12/31/2020	4.25:1.00	3.50:1.00
3/31/2021	4.25:1.00	3.50:1.00
6/30/2021	4.25:1.00	3.75:1.00
9/30/2021	4.25:1.00	3.75:1.00
12/31/2021	4.25:1.00	3.75:1.00
3/31/2022	4.25:1.00	3.75:1.00
6/30/2022	4.25:1.00	4.00:1.00
9/30/2022	4.25:1.00	4.00:1.00
12/31/2022	4.25:1.00	4.00:1.00
3/31/2023	4.25:1.00	4.00:1.00

Leverage ratio:

Consolidated debt to Adjusted EBITDA, calculated for the trailing four quarters.

Consolidated debt includes both long-term debt and the current portion of long-term debt at APLP Holdings, specifically the amount outstanding under the term loan and the amount borrowed under the revolver, if any, the Medium Term Notes, and consolidated project debt (Epsilon Power Partners and Cadillac).

Adjusted EBITDA is calculated as the Consolidated Net Income of APLP Holdings plus the sum of consolidated interest expense, tax expense, depreciation and amortization expense, and other non-cash charges, minus non-cash gains. The Consolidated Net Income includes an allocation of the majority of Atlantic Power G&A expense. It also excludes earnings attributable to equity-owned projects but includes cash distributions received from those projects.

Interest Coverage ratio:

Adjusted EBITDA to consolidated cash interest payments, calculated for the trailing four quarters.

Adjusted EBITDA is defined above.

Consolidated cash interest payments include interest payments on the debt included in the Consolidated debt ratio defined above.

Note, the project debt, Project Adjusted EBITDA and cash interest expense for Piedmont are not included in the calculation of these ratios because the project is not included in the collateral package for the credit facilities.

23

No single project contributed more than 14% to Project Adjusted EBITDA for the nine months ended September 30, 2017 (1) 24 Earnings and Cash Flow Diversification by Project (1) Based on $226.6 million in Project Adjusted EBITDA for the nine months ended September 30, 2017. Un-allocated corporate segment is included in “Other” category for project percentage allocation and allocated equally among segments for nine months ended September 30, 2017 Project Adjusted EBITDA by Segment. (2) Based on $187.4 million in Cash Distributions from Projects for the nine months ended September 30, 2017. Nine months ended September 30, 2017 Cash Distributions from Projects by Segment (2) Nine months ended September 30, 2017 Project Adjusted EBITDA by Segment (1) Capacity (MW) by Segment East U.S.: 51% West U.S.: 30% Canada: 18% (7 projects) East U.S. 33% West U.S. 16% Canada 51% Other 7% Curtis Palmer 14% Kapuskasing 12% North Bay 11% Orlando 9% Nipigon 6% Williams Lake 6% Chambers 6% Manchief 5% Piedmont 4% Naval Station 4% Frederickson 3% North Island 3% Tunis 3% Cadillac 3% Morris 3% Calstock 2% East U.S. 38% West U.S. 19% Canada 43%

PPA Length (years) (1) 25 (1) Weighted by September YTD 2017 Project Adjusted EBITDA (excluding contribution of OEFC / Global Adjustment payments). For the three San Diego assets, PPA expiration assumes Dec. 2019, but they may terminate in Feb. 2018. (2) Includes Selkirk and merchant capacity at Morris Pro Forma Offtaker Credit Rating (1) 61% of 2017 Project Adjusted EBITDA generated from PPAs that expire beyond the next five years Majority of Cash Flows Covered by Contracts with More Than 5 Years Remaining Contracted projects have an average remaining PPA life of 4.6 years (1) (2)

YTD September 2017 Operational Performance: Lower generation primarily due to curtailment of the Ontario gas plants 26 YTD 2017 YTD 2016 East U.S. 94.3% 93.3% West U.S. 90.5% 92.4% Canada 91.8% 95.5% Total 92.9% 93.5% Aggregate Power Generation YTD 2017 vs. YTD 2016 (Net GWh) East U.S. West U.S. Canada Total 2% (6%) (53%) (18%) Availability factor modestly lower: Generation is down: Kapuskasing/Nipigon/North Bay are not in operation for 2017 under the enhanced dispatch contracts with the IESO In 2016, these plants generated 702 GWh in the period Mamquam maintenance outage and lower water flows Frederickson and Selkirk lower merchant demand Curtis Palmer higher water flows versus comparable 2016 period Morris planned maintenance in the prior period Frederickson planned maintenance outage in current period Mamquam and Williams Lake forced outages in current period Morris planned maintenance in the prior period Safety: Total Recordable Incident Rate (1) 2014 BLS data, generation companies = 1.1 (2) 2015 BLS data, generation companies = 1.4 (3) 2016 BLS data, generation companies = 1.0 Industry avg (1) Availability (weighted average) Industry avg (2) Industry avg (3) 1.25 1.67 0.69 1.01 FY 2014 FY 2015 FY 2016 YTD 2017 1,836 1,866 1,226 1,156 1,489 698 4,550 3,720

OEFC Settlement Amounts in Cdn$ millions, unless otherwise indicated 27 Q1 2017 Q2 2017 Q3 2017 YTD Sep 2017 Expected Q4 2017 Total FY 2017 Payments related to: 2013 – 2015 0.0 20.3 0.0 20.3 0.0 20.3 2016 8.7 0.0 0.0 8.7 0.0 8.7 2017 (EDCs) 2.3 1.4 1.2 4.9 3.8 8.7 Total 11.0 21.8 1.2 34.0 3.8 37.8 Cash received (Cdn$) 11.0 21.8 1.2 34.0 Cash received (US$) 8.2 16.4 1.0 25.6 Recorded in revenues (Cdn$) 0.0 32.8 1.2 34.0 Recorded in revenues (US$) 0.0 24.7 1.0 25.6

28 Summary of Financial and Operating Results Segment Results Results Summary, Q3/YTD 2017 vs Q3/YTD 2016 ($ millions, unaudited) 2017 2016 2017 2016 Project income (loss) East U.S. $15.0 ($8.6) ($16.4) $16.9 West U.S. (46.2) 11.4 (46.4) 13.8 Canada 9.4 (62.4) 51.6 (33.1) Un-allocated Corporate 0.9 2.5 3.5 (0.9) Total (20.9) (57.1) (7.7) (3.3) Project Adjusted EBITDA East U.S. $30.6 $19.4 $86.8 $70.5 West U.S. 21.7 21.3 41.5 43.4 Canada 24.6 10.7 97.3 46.2 Un-allocated Corporate 0.5 (0.1) 1.0 (0.2) Total 77.4 51.3 226.6 159.9 Three months ended September 30, Nine months ended September 30, Three months ended September 30, Nine months ended September 30, 2017 2016 2017 2016 Financial Results Project revenue $108.6 $101.2 $331.0 $305.8 Project loss (20.9) (57.1) (7.7) (3.3) Net loss attributable to Atlantic Power Corp. (32.9) (82.4) (57.5) (116.2) Cash provided by operating activities 52.9 38.2 137.9 91.9 Project Adjusted EBITDA 77.4 51.3 226.6 159.9 Operating Results Aggregate power generation (net GWh) 1,437.0 1,523.6 3,720.1 4,549.8 Weighted average availability 98.4% 91.1% 92.9% 93.5%

2013 Actual 2014 Actual 2015 Actual 2016 Actual 9 mos. Sept 30, 2017 Development (1) $7.2 $3.7 $1.1 n/a (1) n/a (1) Project G&A and Other 11.4 3.8 1.5 $0.2 ($1.0) Corporate G&A (2) 35.2 37.9 29.4 22.6 17.6 Total Overhead $53.8 $45.4 $31.9 $22.8 $16.6 G&A and Development Expenses ($ millions) 29 2016 level represents a 57% reduction from 2013; 2017 expected to be in line with 2016 Includes approximately $3 million annual contractual obligation related to Ridgeline acquisition that terminated in the first quarter of 2015. For 2016 and beyond, all Development spend will be recorded in Corporate G&A. Includes $6 severance in 2014; approximately $4 severance and $2 restructuring in 2015 Project G&A and other: Operations & Asset Management Environmental, Health & Safety Project Accounting Corporate G&A: Executive & Financial Management Treasury, Tax, Legal, HR, IT, Commercial activities Corporate Accounting Office & administrative costs Public company costs One-time costs (mostly severance) Included in Project Adj. EBITDA “Administration” expense on Income Statement; not included in Project Adj. EBITDA

AtlanticPower Corporation

Project Income (Loss) by Project

($ millions)

Unaudited		Three months ended September 30		Nine months ended September 30	
		2017	2016	2017	2016
East U.S.	**Accounting**				
Cadillac	Consolidated	$0.5	$0.9	$2.3	$2.4
Curtis Palmer	Consolidated	2.9	(16.0)	19.1	(6.4)
Kenilworth	Consolidated	0.4	0.3	(0.2)	(0.8)
Morris	Consolidated	1.6	(5.1)	2.3	(0.7)
Piedmont	Consolidated	1.5	3.0	(1.8)	(5.5)
Chambers	Equity method	1.1	1.4	(42.6)	5.0
Orlando	Equity method	7.1	6.5	16.2	23.0
Selkirk	Equity method	-	0.5	(11.7)	(0.2)
Total		**15.0**	**(8.6)**	**(16.4)**	**16.9**
West U.S.					
Manchief	Consolidated	1.0	0.6	2.2	1.6
Naval Station	Consolidated	(20.2)	3.0	(19.3)	3.6
Naval Training Center	Consolidated	(19.1)	1.5	(17.8)	1.8
North Island	Consolidated	(12.4)	2.4	(11.9)	3.6
Oxnard	Consolidated	3.3	3.5	0.8	1.4
Frederickson	Equity method	1.0	0.9	(0.8)	1.4
Koma Kulshan	Equity method	0.1	(0.2)	0.6	0.5
Total		**(46.2)**	**11.4**	**(46.4)**	**13.8**
Canada					
Calstock	Consolidated	0.9	0.6	2.5	4.7
Kapuskasing	Consolidated	1.4	(6.5)	14.3	(0.6)
Mamquam	Consolidated	1.2	(50.1)	3.5	(44.3)
Nipigon	Consolidated	1.1	0.4	3.1	4.5
North Bay	Consolidated	1.0	(9.1)	14.5	(2.3)
Williams Lake	Consolidated	3.7	2.8	7.4	5.6
Other	Consolidated	(0.2)	(0.7)	6.2	(0.8)
Total		**9.4**	**(62.4)**	**51.6**	**(33.1)**
Totals					
Consolidated projects		(31.2)	(68.6)	27.1	(32.1)
Equity method projects		9.3	9.0	(38.3)	29.7
Un-allocated corporate		0.9	2.5	3.5	(0.9)
Total Project Income		**($20.9)**	**($57.1)**	**($7.7)**	**($3.3)**

30

Project Adjusted EBITDA by Project

($ millions)

		Three months ended September 30		Nine months ended September 30	
		2017	2016	2017	2016
East U.S.	**Accounting**				
Cadillac	Consolidated	$1.9	$2.2	$6.4	$6.6
Curtis Palmer	Consolidated	6.8	3.3	30.8	20.7
Kenilworth	Consolidated	1.0	0.9	1.7	1.2
Morris	Consolidated	3.5	(4.0)	6.3	3.9
Piedmont	Consolidated	6.0	5.7	9.5	7.3
Chambers	Equity method	3.8	4.1	12.5	13.0
Orlando	Equity method	7.8	6.6	20.7	17.8
Selkirk	Equity method	-	0.5	(1.0)	(0.1)
Total		30.6	19.4	86.8	70.5
West U.S.					
Manchief	Consolidated	3.8	3.4	10.5	10.0
Naval Station	Consolidated	4.1	4.6	8.1	8.3
Naval Training Center	Consolidated	2.2	2.2	4.3	4.1
North Island	Consolidated	3.6	3.5	7.1	6.8
Oxnard	Consolidated	4.4	4.5	4.0	4.6
Frederickson	Equity method	3.5	3.4	6.6	8.8
Koma Kulshan	Equity method	0.1	(0.1)	0.9	0.8
Total		21.7	21.3	41.5	43.4
Canada					
Calstock	Consolidated	1.5	1.1	4.1	6.2
Kapuskasing	Consolidated	6.1	1.0	27.8	4.1
Mamquam	Consolidated	1.6	0.5	4.7	7.2
Nipigon	Consolidated	4.4	3.6	14.3	13.2
North Bay	Consolidated	5.0	(0.2)	25.8	3.7
Williams Lake	Consolidated	5.9	4.9	13.8	11.9
Other [1]	Consolidated	0.1	(0.4)	6.9	(0.1)
Total		24.6	10.7	97.3	46.2
Totals					
Consolidated projects		61.7	37.0	185.9	119.8
Equity method projects		15.2	14.4	39.7	40.4
Un-allocated corporate		0.5	(0.1)	1.0	(0.2)
Total Project Adjusted EBITDA		**$77.4**	**$51.3**	**$226.6**	**$159.9**

	Three months ended September 30		Nine months ended September 30	
	2017	2016	2017	2016
Total Project Adjusted EBITDA	**$77.4**	**$51.3**	**$226.6**	**$159.9**
Other (income) expense	($0.1)	($0.5)	$57.6	($0.4)
Interest expense, net	2.5	2.8	8.0	8.2
Depreciation and amortization	36.6	30.4	105.6	90.8
Impairment	57.3	84.7	57.3	84.7
Change in fair value of derivative instruments	2.0	(9.0)	5.8	(20.1)
Project loss	**($20.9)**	**($57.1)**	**($7.7)**	**($3.3)**
Other income, net	-	(1.7)	-	(3.9)
Foreign exchange loss (gain)	9.4	(3.4)	17.7	19.1
Interest expense, net	13.8	20.0	49.5	87.9
Administration	5.5	5.7	17.6	17.6
Loss from operations before income taxes	(49.6)	(77.7)	(92.5)	(124.0)
Income tax (benefit) expense	(15.9)	2.6	(38.5)	(14.2)
Net loss	**($33.7)**	**($80.3)**	**($54.0)**	**($109.8)**
Net income attributable to preferred share dividends of a subsidiary company	(0.8)	2.1	-	-
Net loss attributable to Atlantic Power Corporation	($32.9)	($82.4)	($54.0)	($109.8)

[1] Includes Tunis and Moresby Lake

31

AtlanticPower Corporation

Cash Distributions from Projects, Q3 2017 vs Q3 2016

($ millions), Unaudited

Three months ended September 30, 2017

	Project Adjusted EBITDA	Repayment of long-term debt	Interest expense, net	Capital expenditures	Other, including changes in working capital	Cash Distributions from Projects
Segment						
East U.S.						
Consolidated	$19.1	($4.4)	($1.8)	$0.0	($4.9)	$8.0
Equity method	11.6	-	(0.4)	(0.0)	3.4	14.5
Total	30.6	(4.4)	(2.2)	(0.0)	(1.5)	22.5
West U.S.						
Consolidated	18.0	-	-	-	(4.3)	13.7
Equity method	3.6	-	-	-	(0.8)	2.9
Total	21.7	-	-	-	(5.1)	16.6
Canada						
Consolidated	24.6	(0.0)	(0.0)	0.0	(0.1)	24.5
Equity method	-	-	-	-	-	-
Total	24.6	(0.0)	(0.0)	0.0	(0.1)	24.5
Total consolidated	61.7	(4.4)	(1.8)	0.0	(9.2)	46.2
Total equity method	15.2	-	(0.4)	(0.0)	2.6	17.4
Un-allocated corporate	0.5	-	-	-	(0.5)	0.0
Total	$77.4	($4.4)	($2.2)	$0.0	($7.2)	$63.6

Three months ended September 30, 2016

	Project Adjusted EBITDA	Repayment of long-term debt	Interest expense, net	Capital expenditures	Other, including changes in working capital	Cash Distributions from Projects
Segment						
East U.S.						
Consolidated	$8.2	($3.7)	($2.0)	($3.6)	$2.8	$1.7
Equity method	11.2	-	(0.4)	(0.1)	2.8	13.5
Total	19.4	(3.7)	(2.4)	(3.7)	5.6	15.2
West U.S.						
Consolidated	18.1	-	-	-	(2.2)	15.9
Equity method	3.2	-	-	-	0.8	4.0
Total	21.3	-	-	-	(1.4)	19.9
Canada						
Consolidated	10.7	(0.0)	(0.0)	(0.2)	4.9	15.3
Equity method	-	-	-	-	-	-
Total	10.7	(0.0)	(0.0)	(0.2)	4.9	15.3
Total consolidated	37.0	(3.7)	(2.0)	(3.7)	5.4	32.9
Total equity method	14.4	-	(0.4)	(0.1)	3.6	17.5
Un-allocated corporate	(0.1)	-	-	(0.0)	0.1	(0.0)
Total	$51.3	($3.7)	($2.4)	($3.9)	$9.1	$50.4

32

AtlanticPower Corporation

Cash Distributions from Projects, Sep YTD 2017 vs Sep YTD 2016

($ millions), Unaudited

Nine months ended September 30, 2017

	Project Adjusted EBITDA	Repayment of long-term debt	Interest expense, net	Capital expenditures	Other, including changes in working capital	Cash Distributions from Projects
Segment						
East U.S.						
Consolidated	$54.6	($9.0)	($5.8)	($4.3)	($4.0)	$31.6
Equity method	32.1	-	(1.2)	(0.1)	(0.8)	30.0
Total	86.8	(9.0)	(7.0)	(4.4)	(4.8)	61.6
West U.S.						
Consolidated	33.9	-	-	(0.0)	(9.9)	24.0
Equity method	7.5	-	-	-	0.7	8.2
Total	41.5	-	-	(0.0)	(9.2)	32.2
Canada						
Consolidated	97.3	(0.1)	(0.0)	(0.5)	(3.1)	93.6
Equity method	-	-	-	-	-	-
Total	97.3	(0.1)	(0.0)	(0.5)	(3.1)	93.6
Total consolidated	185.9	(9.1)	(5.8)	(4.8)	(17.0)	149.2
Total equity method	39.7	-	(1.2)	(0.1)	(0.1)	38.3
Un-allocated corporate	1.0	-	-	(0.1)	(0.9)	(0.0)
Total	$226.6	($9.1)	($7.0)	($5.0)	($18.0)	$187.4

Nine months ended September 30, 2016

	Project Adjusted EBITDA	Repayment of long-term debt	Interest expense, net	Capital expenditures	Other, including changes in working capital	Cash Distributions from Projects
Segment						
East U.S.						
Consolidated	$39.8	($7.9)	($5.4)	($0.7)	$2.2	$27.9
Equity method	30.8	-	(1.2)	(0.2)	(2.0)	27.4
Total	70.5	(7.9)	(6.7)	(0.9)	0.3	55.3
West U.S.						
Consolidated	33.8	-	-	0.0	(5.2)	28.7
Equity method	9.6	-	-	-	1.4	11.0
Total	43.4	-	-	0.0	(3.8)	39.6
Canada						
Consolidated	46.2	(0.1)	(0.0)	(0.7)	0.3	45.6
Equity method	-	-	-	-	-	-
Total	46.2	(0.1)	(0.0)	(0.7)	0.3	45.6
Total consolidated	119.8	(8.0)	(5.5)	(1.4)	(2.6)	102.2
Total equity method	40.4	-	(1.2)	(0.2)	(0.6)	38.4
Un-allocated corporate	(0.2)	-	-	0.3	(0.0)	(0.0)
Total	$159.9	($8.0)	($6.7)	($1.4)	($3.3)	$140.6

33

AtlanticPower Corporation

Non-GAAP Disclosures

Project Adjusted EBITDA is not a measure recognized under GAAP and does not have a standardized meaning prescribed by GAAP, and is therefore unlikely to be comparable to similar measures presented by other companies. Investors are cautioned that the Company may calculate this non-GAAP measure in a manner that is different from other companies. The most directly comparable GAAP measure is Project income (loss). Project Adjusted EBITDA is defined as project income (loss) plus interest, taxes, depreciation and amortization (including non-cash impairment charges) and changes in the fair value of derivative instruments. Management uses Project Adjusted EBITDA at the project level to provide comparative information about project performance and believes such information is helpful to investors. A reconciliation of Project Adjusted EBITDA to Project income (loss) and to Net income (loss) by segment and on a consolidated basis is provided on slides 35 and 36.

Cash Distributions from Projects is the amount of cash distributed by the projects to the Company out of available project cash flow after all project-level operating costs, interest payments, principal repayment, capital expenditures and working capital requirements. It is not a non-GAAP measure. Project Adjusted EBITDA, a non-GAAP measure, is the most comparable measure, but it is before debt service, capital expenditures and working capital requirements. The Company has provided a bridge of Project Adjusted EBITDA to Cash Distributions from Projects on slides 32 and 33.

Investors are cautioned that the Company may calculate these measures in a manner that is different from other companies.

$ millions, unaudited

	Three months ended September 30,		Nine months ended September 30,	
	2017	**2016**	**2017**	**2016**
Net loss attributable to Atlantic Power Corporation	**($32.9)**	**($82.4)**	**($57.5)**	**($116.2)**
Net income attributable to preferred share dividends of a subsidiary company	(0.8)	2.1	3.5	6.4
Net loss	**($33.7)**	**($80.3)**	**($54.0)**	**($109.8)**
Income tax (benefit) expense	(15.9)	2.6	(38.5)	(14.2)
Loss from operations before income taxes	(49.6)	(77.7)	(92.5)	(124.0)
Administration	5.5	5.7	17.6	17.6
Interest expense, net	13.8	20.0	49.5	87.9
Foreign exchange loss (gain)	9.4	(3.4)	17.7	19.1
Other income, net	-	(1.7)	-	(3.9)
Project loss	**($20.9)**	**($57.1)**	**($7.7)**	**($3.3)**
Reconciliation to Project Adjusted EBITDA				
Depreciation and amortization	$36.6	$30.4	$105.6	$90.8
Interest expense, net	2.5	$2.8	8.0	$8.2
Change in the fair value of derivative instruments	2.0	($9.0)	5.8	($20.1)
Other (income) expense	(0.1)	($0.5)	57.6	($0.4)
Impairment	57.3	84.7	57.3	84.7
Project Adjusted EBITDA	**$77.4**	**$51.3**	**$226.6**	**$159.9**

34

AtlanticPower Corporation

Reconciliation of Net Income (Loss) to Project Adjusted EBITDA by Segment, Q3 2017 vs Q3 2016

($ millions)

Three months ended September 30, 2017

	East U.S.	West U.S.	Canada	Un-allocated Corporate	Consolidated
Net income (loss) attributable to Atlantic Power Corporation	$15.0	($46.2)	$9.4	($11.1)	($32.9)
Net income attributable to preferred share dividends of a subsidiary company	-	-	-	(0.8)	(0.8)
Net income (loss)	15.0	(46.2)	9.4	(11.9)	(33.7)
Income tax benefit	-	-	-	(15.9)	(15.9)
Income (loss) from continuing operations before income taxes	15.0	(46.2)	9.4	(27.8)	(49.6)
Administration	-	-	-	5.5	5.5
Interest expense, net	-	-	-	13.8	13.8
Foreign exchange loss	-	-	-	9.4	9.4
Project income (loss)	15.0	(46.2)	9.4	0.9	(20.9)
Change in fair value of derivative instruments	1.3	-	1.3	(0.6)	2.0
Depreciation and amortization	11.8	10.6	14.0	0.2	36.6
Interest, net	2.5	-	-	-	2.5
Other project income	-	-	(0.1)	-	(0.1)
Impairment	-	57.3	-	-	57.3
Project Adjusted EBITDA	$30.6	$21.7	$24.6	$0.5	$77.4

Three months ended September 30, 2016

	East U.S.	West U.S.	Canada	Un-allocated Corporate	Consolidated
Net (loss) income attributable to Atlantic Power Corporation	($8.6)	$11.4	($62.4)	($22.8)	($82.4)
Net income attributable to preferred share dividends of a subsidiary company	-	-	-	2.1	2.1
Net (loss) income	(8.6)	11.4	(62.4)	(20.7)	(80.3)
Income tax expense	-	-	-	2.6	2.6
(Loss) income from continuing operations before income taxes	(8.6)	11.4	(62.4)	(18.1)	(77.7)
Administration	-	-	-	5.7	5.7
Interest expense, net	-	-	-	20.0	20.0
Foreign exchange gain	-	-	-	(3.4)	(3.4)
Other income, net	-	-	-	(1.7)	(1.7)
Project (loss) income	(8.6)	11.4	(62.4)	2.5	(57.1)
Change in fair value of derivative instruments	(1.2)	-	(5.6)	(2.2)	(9.0)
Depreciation and amortization	11.0	9.9	9.4	0.1	30.4
Interest, net	2.8	-	-	-	2.8
Other project income	-	-	-	(0.5)	(0.5)
Impairment	15.4	-	69.3	-	84.7
Project Adjusted EBITDA	$19.4	$21.3	$10.7	($0.1)	$51.3

35

AtlanticPower Corporation

Reconciliation of Net Income (Loss) to Project Adjusted EBITDA by Segment, Sep YTD 2017 vs Sep YTD 2016

($ millions)

Nine months ended September 30, 2017

	East U.S.	West U.S.	Canada	Un-allocated Corporate	Consolidated
Net (loss) income attributable to Atlantic Power Corporation	($16.4)	($46.4)	$51.6	($42.8)	($54.0)
Net income attributable to preferred share dividends of a subsidiary company	-	-	-	-	-
Net (loss) income	(16.4)	(46.4)	51.6	(42.8)	(54.0)
Income tax benefit	-	-	-	(38.5)	(38.5)
(Loss) income from operations before income taxes	(16.4)	(46.4)	51.6	(81.3)	(92.5)
Administration	-	-	-	17.6	17.6
Interest expense, net	-	-	-	49.5	49.5
Foreign exchange loss	-	-	-	17.7	17.7
Project (loss) income	(16.4)	(46.4)	51.6	3.5	(7.7)
Change in fair value of derivative instruments	3.3	-	5.4	(2.9)	5.8
Depreciation and amortization	34.2	30.6	40.4	0.4	105.6
Interest, net	8.0	-	-	-	8.0
Other project expense (income)	57.7	-	(0.1)	-	57.6
Impairment	-	57.3	-	-	57.3
Project Adjusted EBITDA	$86.8	$41.5	$97.3	$1.0	$226.6

Nine months ended September 30, 2016

	East U.S.	West U.S.	Canada	Un-allocated Corporate	Consolidated
Net income (loss) attributable to Atlantic Power Corporation	$16.9	$13.8	($33.1)	($107.4)	($109.8)
Net income attributable to preferred share dividends of a subsidiary company	-	-	-	-	-
Net income (loss)	16.9	13.8	(33.1)	(107.4)	(109.8)
Income tax benefit	-	-	-	(14.2)	(14.2)
Income (loss) from operations before income taxes	16.9	13.8	(33.1)	(121.6)	(124.0)
Administration	-	-	-	17.6	17.6
Interest expense, net	-	-	-	87.9	87.9
Foreign exchange loss	-	-	-	19.1	19.1
Other income, net	-	-	-	(3.9)	(3.9)
Project income (loss)	16.9	13.8	(33.1)	(0.9)	(3.3)
Change in fair value of derivative instruments	(3.0)	-	(17.7)	0.6	(20.1)
Depreciation and amortization	33.0	29.6	27.7	0.5	90.8
Interest, net	8.2	-	-	-	8.2
Other project income	-	-	-	(0.4)	(0.4)
Impairment	15.4	-	69.3	-	84.7
Project Adjusted EBITDA	$70.5	$43.4	$46.2	($0.2)	$159.9

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